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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-26927, 333-35709, 333-35707, 333-45155, 333-45227 and 333-23063 for Cendant
Corporation on Forms S-3 and in Registration Statement Nos. 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656, 333-03241, 33-74068,
33-74066, 33-91658, 333-00475, 333-03237, 33-75684, 33-80834, 33-93372,
333-09633, 333-09637, 333-09655, 333-22003, 333-34517-2, 333-42503, 333-30649,
333-45183 and 333-42549 for Cendant Corporation on Forms S-8 of our report dated May 12, 1997 (August 20, 1997 as to Note 15), related to the Avis Rent A Car, Inc. financial statements appearing in the Current Report on Form 8-K for Cendant Corporation dated on or about February 4, 1998.


/s/ DELOITTE & TOUCHE LLP

New York, New York
January 29, 1998